UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

GEOTRAQ INC.

(Exact name of registrant as specified in its charter)

NEVADA	98-0639972
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Westlake Ave. N., Suite 607 Seattle, WA	98109
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	OTCBB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: (If applicable): 333-198945

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of Class)

Not Applicable
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to Be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-198945) as filed with the Securities and Exchange Commission on November 25, 2014, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on OTCBB and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GeoTraq Inc.
(Registrant)

/s/ Gregg Sullivan
Date December 29, 2014	Name: Gregg Sullivan Title: President and Chief Executive Officer

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